Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aziyo Biologics, Inc. of our report dated April 17, 2020, except for the effects of the reverse stock split discussed in Note 20 to the consolidated financial statements, as to which the date is September 30, 2020, relating to the financial statements which appears in Aziyo Biologics, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-248788).

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
October 8, 2020